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                                                                      EXHIBIT 21

                             TJ INTERNATIONAL, INC.

                         SUBSIDIARIES OF THE REGISTRANT



The significant subsidiaries of the Company are as follows:

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                                     State or Other       Percentage
                                     Jurisdiction         of Voting
                                     of Incorporation     Securities
                                     or Organization      Owned
                                     -----------------    ------------

Trus Joist MacMillan, A Limited
  Partnership                           Delaware              51% (1)

Trus-Joist (Western), Ltd.              New Brunswick        100%

Norco Windows, Inc.                     Wisconsin            100%

Outlook Window Partnership, LP.         Delaware              64% (2)
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(1)  The Company has a 51% interest in this partnership.

(2)  Norco Windows, Inc. has a 64% interest in this partnership.

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